                 NEWS RELEASE

ATI Inc.	Investor Contact:	Media Contact:
Corporate Headquarters	David Weston	Natalie Gillespie
2021 McKinney Avenue	412-394-2908	412-394-2850
Dallas, TX 75201 U.S.A.	david.weston@ATImaterials.com	natalie.gillespie@ATImaterials.com
www.ATImaterials.com

ATI Announces Second Quarter 2023 Results
Strong performance in Aerospace & Defense propels sequential and year over year growth

◦Q2 2023 sales of $1.05 billion up 1% over Q1 2023 and 9% higher than Q2 2022
◦Q2 2023 net income attributable to ATI of $76.0 million, or $0.52 per share
◦Aerospace and defense represent 58% of Q2 2023 sales, up from 56% of Q1 2023 sales and up from 46% of Q2 2022 sales
◦Non-GAAP information
▪Q2 2023 adjusted net income attributable to ATI of $86.2 million, and adjusted EPS of $0.59 per share
▪Q2 2023 ATI adjusted EBITDA was $149.8 million, or 14.3% of sales

DALLAS, TX--(PR Newswire)--August 2, 2023--ATI Inc. (NYSE: ATI) reported second quarter 2023 results, with sales of $1.05 billion and net income attributable to ATI of $76.0 million, or $0.52 per share.

			Sequential		Y-O-Y
($ in millions except per share amounts)	Q2 2023	Q1 2023	Change	Q2 2022	Change

Sales	$1,046.0	$1,038.1	1%	$959.5	9%
Net income (loss) attributable to ATI	$76.0	$70.1	8%	$(38.0)	NM
Earnings (loss) per share	$0.52	$0.48	8%	$(0.31)	NM
Non-GAAP information
Adjusted net income attributable to ATI*	$86.2	$71.2	21%	$76.7	12%
Adjusted earnings per share*	$0.59	$0.49	20%	$0.54	9%
ATI adjusted EBITDA*	$149.8	$132.7	13%	$143.1	5%

Adjusted earnings per share* for Q2 2023 was $0.59, and ATI adjusted EBITDA* was $149.8 million, or 14.3% of sales. Q2 2023 adjusted results exclude pre-tax amounts of $4.5 million in start-up related costs, $2.7 million of severance-related restructuring charges, $2.8 million primarily for asset write-offs related to the closure of our Robinson, PA operation and $0.6 million related to the loss on the sale of our Northbrook, IL operation. Adjusted earnings per share* for Q1 2023 was $0.49, and ATI adjusted EBITDA* was $132.7 million, or 12.8% of sales. Adjusted results for Q1 2023 exclude a pre-tax amount of $1.2 million for start-up related costs incurred as part of restarting a titanium melt facility in Albany, OR. Q2 2022 adjusted results exclude a $115.9 million loss on the sale of our Sheffield, U.K. business.
* Detailed reconciliations of the reported information under accounting principles generally accepted in the United States (U.S. GAAP) to adjusted non-GAAP figures are included in accompanying financial tables.

"ATI’s growth as an aerospace and defense leader continues,” said Robert S. Wetherbee, Board Chair and CEO. “As demand accelerates, the percentage of our revenue attributed to aerospace and defense reached 58%, up from 46% in the second quarter of 2022. We are making rapid progress toward our aerospace and defense sales goal of 65%,” he said.

“Strong execution and operational performance drove further margin expansion in the second quarter, with our High Performance Materials and Components segment delivering 20.5% EBITDA margins, up from 17.0% in the prior quarter,” said Wetherbee. “Overall, consolidated margins were up 150 basis points. This reflects improving operating leverage from higher production volumes and incredible work by the entire ATI team."

Operating Results by Segment

High Performance Materials & Components (HPMC)
($ millions)	Q2 2023	Q1 2023	Q2 2022
Sales	$527.1	$471.1	$396.1

Segment EBITDA	$108.1	$80.1	$60.3
% of Sales	20.5%	17.0%	15.2%
•HPMC’s second quarter 2023 sales increased $56 million, or 12%, compared to the first quarter 2023, primarily driven by growth in the commercial jet engine market. Overall aerospace and defense sales were 83% of total HPMC sales in the second quarter 2023. Second quarter 2023 sales improved 33% compared to the second quarter 2022, with total aerospace and defense related sales increasing 38% compared to the prior year period.
•HPMC segment EBITDA was $108.1 million, or 20.5% of sales. The incremental margins continue to be driven by increased volumes on higher margin next-generation commercial aerospace platforms.
•Results in the second quarter 2022 included $5.6 million of benefits from the Aviation Manufacturing Jobs Protection program.

Advanced Alloys & Solutions (AA&S)
($ millions)	Q2 2023	Q1 2023	Q2 2022
Sales	$518.9	$567.0	$563.4

Segment EBITDA	$63.2	$72.7	$104.6
% of Sales	12.2%	12.8%	18.6%
•AA&S second quarter 2023 sales decreased by $48 million, or 9% compared to the first quarter, 2023, primarily due to recessionary softness in general industrial end markets and lingering COVID impacts associated with our Asian precision rolled strip business. Sales of commercial aerospace products increased by nearly 50% compared to the prior year period.
•AA&S segment EBITDA was $63.2 million, or 12.2% of sales. Reduced deliveries of nickel based alloys and precision rolled strip products in the second quarter 2023 were partially offset by increases in titanium plate deliveries. Second quarter 2022 results included a $9.9 million benefit from the settlement of Section 232 claims as well as lower retirement benefit costs when compared to the second quarter 2023.

Corporate Items and Cash
•Restructuring and other credits (charges) in the second quarter 2023 include pre-tax charges of $4.5 million for start-up costs, $2.7 million of severance-related restructuring charges, and $2.8 million primarily for asset write-offs related to the closure of our Robinson, PA operation, of which $0.8 million was accelerated depreciation on fixed assets. First quarter 2023 results include a $1.2 million pre-tax charge for costs to restart our titanium operations in Albany, OR. Second quarter 2022 results include a $1.3 million pre-tax credit for restructuring charges primarily related to lowered severance-related reserves based on changes in planned operating rates and revised workforce reduction estimates.
•Corporate expenses in the second quarter 2023 were $18.1 million, compared to $17.3 million in the first quarter 2023, and $16.7 million in the prior year quarter.
•Closed operations and other expense was $3.4 million in the second quarter 2023, compared to $2.8 million in the first quarter 2023, and $5.1 million in the prior year quarter. Higher costs in the second quarter 2023, compared to the first quarter 2023, were associated with higher facility costs at closed locations.
•Second quarter 2023 results include a $3.7 million income tax provision, compared to $4.3 million in the first quarter 2023, and $3.4 million in the prior year quarter. This expense is primarily related to our Asian precision rolled strip business. ATI maintains a valuation allowance on its U.S. deferred tax assets and does not expect to pay any significant U.S. federal or state income taxes in 2023 due to net operating loss carryforwards.
•For the second quarter of 2023, cash provided by operating activities was $68.1 million, and cash used in operating activities was $217.1 million on a year-to-date basis. Inventory levels increased in the second quarter as a result of a strategic nickel purchase to ensure continuity of supply, which was funded by a $50 million draw on our asset based lending credit facility. As a result of the strategic purchase, second quarter 2023 managed working capital as a percent of sales was 39.0%. Capital expenditures for the first half of 2023 were $103.3 million.
•Cash on hand at June 30, 2023 was $267 million, and available additional liquidity under the asset-based lending (ABL) credit facility was approximately $500 million. ATI has no significant debt maturities until 2025.
•On April 28, 2023, our Board of Directors authorized the repurchase of $75 million of ATI stock.

Outlook

“Our laser focus on executing our commitments gives us the opportunity to expand for the future. We’re investing in both the additional capacity our customers need, and growing our capabilities to solve their most difficult challenges,” said Wetherbee. “With our restarted Albany, Oregon titanium melt shop fully operational in the third quarter, and a brownfield expansion well underway in Richland, Washington, we’re well-positioned to capitalize on market opportunities," said Wetherbee. “We are confident in our ability to deliver for 2023 and beyond, executing on our long-term strategy."
***********

ATI will conduct a conference call with investors and analysts on Wednesday, August 2, 2023, at 10:30 a.m. ET to discuss the financial results. The conference call will be broadcast, and accompanying presentation slides will be available, at ATImaterials.com. To access the broadcast, click on “Conference Call.” Replay of the conference call will be available on the ATI website.
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this news release relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements, which may contain such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions, are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control. Our performance or achievements may differ materially from those expressed or implied in any forward-looking statements due to the following factors, among others: (a) material adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for our specialty materials; (b) material adverse changes in the markets we serve; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated by management from strategic investments and the integration of acquired businesses; (d) volatility in the price and availability of the raw materials that are critical to the manufacture of our products; (e) declines in the value of our defined benefit pension plan assets or unfavorable changes in laws or regulations that govern pension plan funding; (f) labor disputes or work stoppages; (g) equipment outages and (h) business and economic disruptions associated with extraordinary events beyond our control, such as war, terrorism, international conflicts, public health issues, such as epidemics or pandemics, natural disasters and climate-related events that may arise in the future and (i) other risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2022, and in other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

ATI: Proven to Perform.
ATI (NYSE: ATI) is a global producer of high performance materials and solutions for the global aerospace and defense markets, and critical applications in electronics, medical and specialty energy. We’re solving the world’s most difficult challenges through materials science. We partner with our customers to deliver extraordinary materials that enable their greatest achievements: their products fly higher and faster, burn hotter, dive deeper, stand stronger and last longer. Our proprietary process technologies, unique customer partnerships and commitment to innovation deliver materials and solutions for today and the evermore challenging environments of tomorrow. We are proven to perform anywhere. Learn more at ATImaterials.com.

ATI Inc.
Consolidated Statements of Operations
(Unaudited, dollars in millions, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30	June 30
	2023	2023	2022	2023	2022

Sales	$1,046.0	$1,038.1	$959.5	$2,084.1	$1,793.6

Cost of sales	836.9	844.9	784.2	1,681.8	1,448.9
Gross profit	209.1	193.2	175.3	402.3	344.7

Selling and administrative expenses	85.4	80.6	72.3	166.0	147.5
Restructuring charges (credits)	2.7	—	(1.3)	2.7	(2.4)
Loss on asset sales and sales of businesses, net	0.7	—	115.9	0.7	134.2
Operating income (loss)	120.3	112.6	(11.6)	232.9	65.4
Nonoperating retirement benefit expense	(16.9)	(16.8)	(6.6)	(33.7)	(12.4)
Interest expense, net	(21.3)	(19.9)	(23.4)	(41.2)	(47.0)
Other income, net	0.7	0.6	10.7	1.3	3.2
Income (loss) before income taxes	82.8	76.5	(30.9)	159.3	9.2
Income tax provision	3.7	4.3	3.4	8.0	8.3
Net income (loss)	$79.1	$72.2	$(34.3)	$151.3	$0.9
Less: Net income attributable to noncontrolling interests	3.1	2.1	3.7	5.2	8.0
Net income (loss) attributable to ATI	$76.0	$70.1	$(38.0)	$146.1	$(7.1)

Basic net income (loss) attributable to ATI per common share	$0.59	$0.55	$(0.31)	$1.14	$(0.06)

Diluted net income (loss) attributable to ATI per common share	$0.52	$0.48	$(0.31)	$1.01	$(0.06)

ATI Inc.
Sales and EBITDA by Business Segment
(Unaudited, dollars in millions)

	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30	June 30
	2023	2023	2022	2023	2022
Sales:
High Performance Materials & Components	$527.1	$471.1	$396.1	$998.2	$737.7
Advanced Alloys & Solutions	518.9	567.0	563.4	1,085.9	1,055.9
Total external sales	$1,046.0	$1,038.1	$959.5	$2,084.1	$1,793.6

EBITDA:
High Performance Materials & Components	$108.1	$80.1	$60.3	$188.2	$128.4
% of Sales	20.5%	17.0%	15.2%	18.9%	17.4%
Advanced Alloys & Solutions	63.2	72.7	104.6	135.9	179.9
% of Sales	12.2%	12.8%	18.6%	12.5%	17.0%
Total segment EBITDA	171.3	152.8	164.9	324.1	308.3
% of Sales	16.4%	14.7%	17.2%	15.6%	17.2%
Corporate expenses	(18.1)	(17.3)	(16.7)	(35.4)	(33.7)
Closed operations and other expense	(3.4)	(2.8)	(5.1)	(6.2)	(6.5)
ATI Adjusted EBITDA	$149.8	$132.7	$143.1	$282.5	$268.1

Depreciation & amortization (a)	(35.9)	(35.1)	(36.0)	(71.0)	(71.5)
Interest expense, net	(21.3)	(19.9)	(23.4)	(41.2)	(47.0)
Restructuring and other credits (charges)	(9.2)	(1.2)	1.3	(10.4)	(6.2)
Loss on asset sales and sales of businesses, net	(0.6)	—	(115.9)	(0.6)	(134.2)
Income (loss) before income taxes	$82.8	$76.5	$(30.9)	$159.3	$9.2

(a) The following is depreciation & amortization by each business segment:
	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30	June 30
	2023	2023	2022	2023	2022
High Performance Materials & Components	$17.9	$17.4	$16.9	$35.3	$34.8
Advanced Alloys & Solutions	16.2	16.1	16.7	32.3	32.9
Other	1.8	1.6	2.4	3.4	3.8
Total depreciation & amortization	$35.9	$35.1	$36.0	$71.0	$71.5

ATI Inc.
Condensed Consolidated Balance Sheets
(Unaudited, dollars in millions)

	June 30	December 31
	2023	2022
ASSETS

Current Assets:
Cash and cash equivalents	$267.1	$584.0
Accounts receivable, net of allowances for doubtful accounts	710.1	579.2
Short-term contract assets	51.8	64.1
Inventories, net	1,380.4	1,195.7
Prepaid expenses and other current assets	49.2	53.4
Total Current Assets	2,458.6	2,476.4

Property, plant and equipment, net	1,568.1	1,549.1
Goodwill	227.2	227.2
Other assets	180.8	192.9

Total Assets	$4,434.7	$4,445.6

LIABILITIES AND EQUITY

Current Liabilities:
Accounts payable	$467.7	$553.3
Short-term contract liabilities	137.8	149.1
Short-term debt and current portion of long-term debt	73.9	41.7
Other current liabilities	218.1	219.8
Total Current Liabilities	897.5	963.9

Long-term debt	1,699.9	1,706.3
Accrued postretirement benefits	176.7	184.9
Pension liabilities	172.0	225.6
Other long-term liabilities	179.4	207.7
Total Liabilities	3,125.5	3,288.4

Total ATI stockholders' equity	1,194.0	1,045.9
Noncontrolling interests	115.2	111.3
Total Equity	1,309.2	1,157.2

Total Liabilities and Equity	$4,434.7	$4,445.6

ATI Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, dollars in millions)

	Six Months Ended
	June 30	June 30
	2023	2022

Operating Activities:
Net income	$151.3	$0.9

Depreciation and amortization	71.0	71.5
Share-based compensation	14.1	14.5
Deferred taxes	0.6	(0.2)
Net gain from disposal of property, plant and equipment	(0.3)	(1.0)
Loss on sales of businesses	0.6	141.0
Changes in operating assets and liabilities:
Inventories	(184.7)	(265.9)
Accounts receivable	(131.2)	(173.3)
Accounts payable	(66.3)	62.6
Retirement benefits	(29.7)	1.0
Accrued liabilities and other	(42.5)	(73.5)
Cash used in operating activities	(217.1)	(222.4)
Investing Activities:
Purchases of property, plant and equipment	(103.3)	(54.8)
Proceeds from disposal of property, plant and equipment	1.6	1.0
Transaction costs for sales of businesses, net of proceeds	(0.3)	(2.8)
Other	1.2	0.9
Cash used in investing activities	(100.8)	(55.7)
Financing Activities:
Payments on long-term debt and finance leases	(11.3)	(11.6)
Net proceeds (payments) under credit facilities	33.2	(13.4)
Purchase of treasury stock	(10.1)	(89.9)
Sale to noncontrolling interests	—	0.9
Dividends paid to noncontrolling interests	—	(16.0)
Taxes on share-based compensation and other	(10.8)	(5.6)
Cash provided by (used in) financing activities	1.0	(135.6)
Decrease in cash and cash equivalents	(316.9)	(413.7)
Cash and cash equivalents at beginning of period	584.0	687.7
Cash and cash equivalents at end of period	$267.1	$274.0

ATI Inc.
Revenue by Market
(Unaudited, dollars in millions)

	Three Months Ended						Six Months Ended
	June 30		March 31		June 30		June 30		June 30
	2023		2023		2022		2023		2022
Market
Aerospace & Defense:
Jet Engines- Commercial	$340.9	32%	$310.9	30%	$248.7	26%	$651.8	31%	$445.3	25%
Airframes- Commercial	164.2	16%	169.9	17%	106.1	11%	334.1	16%	199.8	11%
Defense	101.7	10%	94.9	9%	81.6	9%	196.6	10%	158.1	9%
Total Aerospace & Defense	$606.8	58%	$575.7	56%	$436.4	46%	$1,182.5	57%	$803.2	45%
Energy:
Oil & Gas	111.3	11%	127.5	12%	125.2	13%	238.8	12%	228.3	13%
Specialty Energy	68.2	6%	82.7	8%	75.1	8%	150.9	7%	131.7	7%
Total Energy	179.5	17%	210.2	20%	200.3	21%	389.7	19%	360.0	20%
Automotive	52.8	5%	59.4	6%	75.5	8%	112.2	5%	166.5	9%
Construction/Mining	48.4	5%	40.4	4%	39.9	4%	88.8	4%	91.9	5%
Medical	41.9	4%	35.0	3%	39.5	4%	76.9	4%	75.7	4%
Electronics	36.0	3%	34.4	3%	49.4	5%	70.4	3%	101.0	6%
Food Equipment & Appliances	20.9	2%	21.5	2%	62.7	6%	42.4	2%	96.7	5%
Other	59.7	6%	61.5	6%	55.8	6%	121.2	6%	98.6	6%
Total	$1,046.0	100%	$1,038.1	100%	$959.5	100%	$2,084.1	100%	$1,793.6	100%

ATI Inc.
Selected Financial Data
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30	June 30
	2023	2023	2022	2023	2022
Percentage of Total ATI Sales
Nickel-based alloys and specialty alloys	52%	53%	52%	52%	51%
Precision forgings, castings and components	17%	16%	15%	16%	15%
Titanium and titanium-based alloys	14%	14%	11%	14%	10%
Precision rolled strip products	9%	10%	14%	10%	15%
Zirconium and related alloys	8%	7%	8%	8%	9%
Total	100%	100%	100%	100%	100%

Note: Hot-Rolling and Processing Facility conversion service sales in the AA&S segment are excluded from this presentation.

ATI Inc.
Computation of Basic and Diluted Earnings Per Share Attributable to ATI
(Unaudited, dollars in millions, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30	June 30
	2023	2023	2022	2023	2022
Numerator for Basic net income (loss) per common share -
Net income (loss) attributable to ATI	$76.0	$70.1	$(38.0)	$146.1	$(7.1)
Effect of dilutive securities:
3.5% Convertible Senior Notes due 2025	2.6	2.6	—	5.2	—
Numerator for Diluted net income (loss) per common share -
Net income (loss) attributable to ATI after assumed conversions	$78.6	$72.7	$(38.0)	$151.3	$(7.1)

Denominator for Basic net income (loss) per common share -
Weighted average shares outstanding	128.5	128.5	124.6	128.5	125.5
Effect of dilutive securities:
Share-based compensation	2.8	2.8	—	2.8	—
3.5% Convertible Senior Notes due 2025	18.8	18.8	—	18.8	—
Denominator for Diluted net income (loss) per common share -
Adjusted weighted average shares assuming conversions	150.1	150.1	124.6	150.1	125.5

Basic net income (loss) attributable to ATI per common share	$0.59	$0.55	$(0.31)	$1.14	$(0.06)

Diluted net income (loss) attributable to ATI per common share	$0.52	$0.48	$(0.31)	$1.01	$(0.06)

ATI Inc.
Non-GAAP Financial Measures
(Unaudited, dollars in millions, except per share amounts)

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes that certain non-GAAP financial measures, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. For example, we believe that EBITDA and Adjusted EBITDA are useful to investors because these measures are commonly used to analyze companies on the basis of operating performance, leverage and liquidity. Furthermore, analogous measures are used by industry analysts to evaluate operating performance. EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and capital expenditures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The following table provides the calculation of the non-GAAP financial measures discussed in this press release:

	Three Months Ended
	June 30 2023	March 31 2023	June 30 2022

Net income (loss) attributable to ATI	$76.0	$70.1	$(38.0)
Adjustments for special items, pre-tax:
Restructuring and other charges (credits) (a)	10.0	1.2	(1.3)
Loss on asset sales and sales of businesses, net (b)	0.6	—	115.9
Total pre-tax adjustments	10.6	1.2	114.6

Income tax on pre-tax adjustments for special items	(0.4)	(0.1)	0.1

Net income attributable to ATI excluding special items	$86.2	$71.2	$76.7

	Three Months Ended		Three Months Ended		Three Months Ended
	June 30, 2023		March 31, 2023		June 30, 2022
	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Numerator for Basic net income (loss) per common share -
Net income (loss) attributable to ATI	$76.0	$86.2	$70.1	$71.2	$(38.0)	$76.7
Effect of dilutive securities	2.6	2.6	2.6	2.6	—	4.0
Numerator for Diluted net income (loss) per common share -
Net income (loss) attributable to ATI after assumed conversions	$78.6	$88.8	$72.7	$73.8	$(38.0)	$80.7

Denominator for Basic net income (loss) per common share -
Weighted average shares outstanding	128.5	128.5	128.5	128.5	124.6	124.6
Effect of dilutive securities	21.6	21.6	21.6	21.6	—	26.1
Denominator for Diluted net income (loss) per common share -
Adjusted weighted average shares assuming conversions	150.1	150.1	150.1	150.1	124.6	150.7

Diluted net income (loss) attributable to ATI per common share	$0.52	$0.59	$0.48	$0.49	$(0.31)	$0.54

Earnings before interest, taxes, depreciation and amortization (EBITDA)
	Three Months Ended
	June 30 2023	March 31 2023	June 30 2022
Net income (loss) attributable to ATI	$76.0	$70.1	$(38.0)
Net income attributable to noncontrolling interests	3.1	2.1	3.7
Net income (loss)	79.1	72.2	(34.3)
(+) Depreciation and Amortization	35.9	35.1	36.0
(+) Interest Expense	21.3	19.9	23.4
(+) Income Tax Provision	3.7	4.3	3.4
(+/-) Restructuring and other charges (credits) (a)	9.2	1.2	(1.3)
(+) Loss on asset sales and sales of businesses, net (b)	0.6	—	115.9
ATI Adjusted EBITDA	$149.8	$132.7	$143.1
Corporate expenses	18.1	17.3	16.7
Closed operations and other expense (income)	3.4	2.8	5.1
Total segment EBITDA	$171.3	$152.8	$164.9

(a) Second quarter 2023 includes pre-tax charges totaling $10.0 million, which include $4.5 million for start-up costs, $2.7 million of severance-related restructuring charges, and $2.8 million primarily for asset write-offs related to the closure of our Robinson, PA operation, of which $0.8 million was accelerated depreciation on fixed assets and is included in depreciation and amortization in the above table. First quarter 2023 includes a $1.2 million pre-tax charge for costs to restart our titanium operations in Albany, OR. Second quarter 2022 results include a $1.3 million pre-tax credit for restructuring charges, primarily related to lowered severance-related reserves based on changes in planned operating rates and revised workforce reduction estimates.
(b) Second quarter 2023 includes a $0.6 million loss on the sale of our Northbrook, IL operation. Second quarter 2022 results include a $115.9 million loss on the sale of our Sheffield, UK operations, which was completed in the second quarter 2022. This loss includes $55.6 million related to the UK defined benefit pension plan, of which $26.1 million was reported as a net pension asset and $29.5 million in accumulated other comprehensive loss, and $20.0 million of cumulative translation adjustment foreign exchange losses.

Managed Working Capital
As part of managing the performance of our business, we focus on controlling Managed Working Capital, which we define as gross accounts receivable, short-term contract assets and gross inventories, less accounts payable and short-term contract liabilities. We exclude the effects of inventory valuation reserves and reserves for uncollectible accounts receivable when computing this non-GAAP performance measure, which is not intended to replace Working Capital or to be used as a measure of liquidity. We assess Managed Working Capital performance as a percentage of the prior three months annualized sales to evaluate the asset intensity of our business.

	June 30	March 31	December 31
	2023	2023	2022

Accounts receivable	$710.1	$725.6	$579.2
Short-term contract assets	51.8	52.7	64.1
Inventory	1,380.4	1,293.8	1,195.7
Accounts payable	(467.7)	(447.5)	(553.3)
Short-term contract liabilities	(137.8)	(149.7)	(149.1)
Subtotal	1,536.8	1,474.9	1,136.6

Allowance for doubtful accounts	7.1	7.4	7.7
Inventory reserves	88.6	79.8	70.9
Managed working capital	$1,632.5	$1,562.1	$1,215.2

Annualized prior 3 months sales	$4,183.7	$4,152.6	$4,041.9

Managed working capital as a
% of annualized sales (a)	39.0%	37.6%	30.1%

Change in managed working capital:
Year-to-date 2023	$417.3
Q2 2023	$70.4

(a) As of June 30, 2023 the Company had $50 million of outstanding borrowings under its asset based lending credit facility. These borrowings were made to fund a strategic inventory purchase, which resulted in a 120 basis point unfavorable impact to the Managed Working Capital as a % of Annualized Sales calculation as of June 30, 2023.